                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                                October 14, 2005
                Date of Report (Date of earliest event reported)

                      THE MAJOR AUTOMOTIVE COMPANIES, INC.
             (Exact name of registrant as specified in its charter)

              Nevada                 000-29182              11-3292094
         -------------------      ----------------        ---------------
         (State or other            (Commission            (IRS Employer
          jurisdiction of           File Number)         Identification No.)
          incorporation)

              43-40 Northern Boulevard, Long Island City, NY 11101
               (Address of principal executive offices) (Zip Code)

      (Registrant's telephone number, including area code): (718) 937-3700

                                       N/A
              -----------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

| | Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
| | Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
| | Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
| | Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS

On October 14, 2005, The Major Automotive Companies, Inc. ("Major") issued a press release announcing that Major's board of directors has approved a reverse
1-for-1,000 split of Major's common stock to be followed immediately by a forward 1,000-for-1 split (the "Split Transaction"). In the Split Transaction, shareholders with less than 1,000 shares of Major common stock held of record in their name immediately before the Split Transaction will receive a cash payment equal to $1.90 per pre-split share. Shareholders holding 1,000 or more shares of
Major common stock immediately before the Split Transaction will not receive a cash payment and will continue to hold the same number of shares after completion of the Split Transaction. If Major's shareholders approve the proposed amendments to Major's articles of incorporation and the Split
Transaction is implemented, Major anticipates having fewer than 300 shareholders of record, which would enable Major to voluntarily terminate the registration of its common stock under the Securities Exchange Act of 1934. A copy of the press release issued by Major is attached hereto as Exhibit 99.1 and incorporated by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

99.1 Press release, dated October 14, 2005

                                       2

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 14, 2005

                                   THE MAJOR AUTOMOTIVE COMPANIES, INC.

                                    By:/S/ BRUCE BENDELL
                                       -----------------------------------------
                                       Name:  Bruce Bendell
                                       Title: President, Chief Executive Officer

                                       3